UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10000 E. Geddes Avenue, Suite 500 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Todd Wilson as Chief Financial Officer and Departure of Lynn Schweinfurth; Departure of Chief Concept Officer and Chief Information Officer

On October 31, 2022, Red Robin Gourmet Burgers, Inc. (the “Company”) announced that Todd Wilson has been appointed the Company’s Executive Vice President and Chief Financial Officer, effective November 7, 2022. Mr. Wilson will succeed Lynn Schweinfurth, who has served as the Company’s Executive Vice President and Chief Financial Officer since January 2019, and who will depart from this position effective as of Mr. Wilson’s appointment. Following Mr. Wilson’s appointment, Ms. Schweinfurth will remain as a special advisor to the Company until December 31, 2022, to work with the Company’s management team to ensure a smooth transition of the responsibilities of the Chief Financial Officer.

Mr. Wilson, 45, most recently served as Chief Financial Officer at Hopdoddy Burger Bar, an American hamburger restaurant chain, and Hibar Hospitality, an American dining services company and portfolio company of L Catterton, a leading consumer growth investor, with 50 company-owned restaurants and $125 million in annual revenues, in Austin, Texas from 2018 until 2022. Prior to that, he was Vice President of Finance for Jamba Juice, a leading health and wellness brand and retailer of freshly-squeezed juice, from 2016 until 2018. From 2012 to 2016, Mr. Wilson served as Division CFO and Vice President of Finance at Bloomin’ Brands Carrabba’s Italian Grill, a restaurant chain featuring Italian-American cuisine in the United States, Canada and Brazil, and from 2011-2012 also served as Division CFO and Vice President of Finance for Bloomin’ Brands Fleming’s Prime Steakhouse, an American steakhouse restaurant chain, and Roy’s Hawaiian Fusion, an American restaurant chain specializing in Hawaiian and Japanese fusion cuisine. Mr. Wilson received his MBA from the University of South Florida and his Bachelor’s degree from the University of Florida.

There are no arrangements or understandings between Mr. Wilson and any other persons pursuant to which he was appointed as Executive Vice President and Chief Financial Officer, and no family relationships among any of the Company’s directors or executive officers and Mr. Wilson. Additionally, Mr. Wilson has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Additionally, on October 31, 2022, the Company announced the departures of Jonathan Muhtar, the Company’s Executive Vice President and Chief Concept Officer, and Darla Morse, the Company’s Executive Vice President and Chief Information Officer, both effective November 11, 2022.

Summary of Compensation Arrangements

Incoming Chief Financial Officer

In connection with Mr. Wilson’s appointment as Chief Financial Officer of the Company, Mr. Wilson and the Company entered into an employment agreement, dated November 3, 2022 (the “Employment Agreement”). The Employment Agreement provides for the following compensation: (i) an annual base salary of $425,000; (ii) eligibility to receive an annual bonus with a target of 75% of Mr. Wilson’s base salary, beginning in the Company’s 2023 fiscal year; and (iii) a sign-on cash bonus of $125,000, and (iv) a one-time grant of time-vested restricted stock units having a target value of $350,000, which shall be in the form of an inducement grant made pursuant to Nasdaq Listing Rule 5635(c) outside of, but subject to all of the terms and conditions of, the Company’s 2017 Performance Incentive Plan, and which shall vest ratably over the first three anniversaries of the date of grant (subject to Mr. Wilson’s continued employment on such vesting dates). Mr. Wilson’s sign-on bonus is subject to repayment if his employment is terminated by the Company for Cause or by Mr. Wilson without Good Reason (as each term is defined in the Employment Agreement) in the first twelve months following the commencement of his employment.

Beginning in the Company’s 2023 fiscal year, Mr. Wilson will have an opportunity to participate in the Company’s long-term incentive plan with, for 2023, a target annual award value equal to 120% of Mr. Wilson’s initial base salary.

Mr. Wilson may also participate in the Company’s standard benefit plans, as may be amended from time to time, in which other senior executives are eligible to participate. Additionally, he is entitled to relocation reimbursement benefits of up to $200,000 (including an additional gross-up payment in respect of any taxable portion of his relocation benefit, which shall be repaid to the Company in the event of resignation without Good Reason within the first twenty-four months following the commencement of his employment) in accordance with the Company’s historical and customary practices, and holidays and paid time off in accordance with the Company’s paid time off policies applicable to executive officers as in effect from time to time.

Upon the termination of Mr. Wilson’s employment for any reason, he will be entitled to receive any accrued but unpaid base salary and reimbursement for any unreimbursed business expenses, in each case through the date of his termination, plus any benefits to which he is entitled under the terms of any Company benefit plan or arrangement (collectively, the “accrued obligations”).

Upon Mr. Wilson’s termination of employment by the Company without Cause or due to his resignation for Good Reason, he will be entitled to receive as severance benefits, in addition to any accrued obligations: (i) a lump-sum payment equivalent to one times his base salary in effect immediately prior to termination; (ii) payment of a pro rata share of his annual bonus that would otherwise have been earned based on actual performance, had he continued to be employed by the Company for the fiscal year in which his employment was terminated; and (iii) subject to his timely election of continued healthcare coverage under COBRA, a lump sum cash payment within 30 days after such election of an amount equal to product of (x) the portion of monthly premiums of Mr. Wilson’s group health insurance, including coverage for Mr. Wilson’s eligible dependents, that the Company paid immediately prior to the date of separation, and (y) 12. Mr. Wilson’s receipt of the severance benefits mentioned in this paragraph is subject to his execution of a waiver and release of claims in favor of the Company and its affiliates. If Mr. Wilson receives severance payments and benefits under the Company’s Change in Control Severance Plan, he will not be eligible to receive the foregoing severance benefits, and the definitions of Cause and Good Reason (and the applicable release of claims) will be replaced by the definitions and release of claims referred to in his Employment Agreement. Upon termination of employment for any reason, all of Mr. Wilson’s unvested equity awards shall be forfeited.

Mr. Wilson will be subject to customary restrictive covenants in the Employment Agreement, including nondisclosure of confidential information, nondisparagement, return of Company property, and, during employment and for the twelve months following termination of employment, non-competition and non-solicitation of employees, suppliers, and business relations of the Company.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Departing Chief Financial Officer, Chief Concept Officer and Chief Information Officer

As of the date of this report, no new compensatory arrangements have been entered into in connection with the departures of Ms. Schweinfurth, Mr. Muhtar and Ms. Morse (the “Departing Executives”). The Company expects to enter into a severance agreement between the Company and each Departing Executive, the material terms of which will be disclosed in an amendment to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and between Red Robin Gourmet Burgers, Inc. and Todd Wilson, dated November 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2022

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Jeffrey Hoban
Name:	Jeffrey Hoban
Title:	SVP, Deputy General Counsel, and Interim Chief Legal Officer